Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2013 RESULTS

VERO BEACH, Fla. (May 1, 2013) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2013.

First Quarter 2013 Highlights

•	Net income of $0.4 Million, or $0.20 per common share.
•	Book Value per Share of $14.98
•	MBS Portfolio Remains 100% Invested in Agency MBS
•	Company to Discuss Results on Friday, May 3, 2013, at 10:00 AM ET

Details of First Quarter 2013 Results of Operations

The Company reported a net income of $0.4 million for the three month period ended March 31, 2013, compared with a net income of $0.6 million for three month period ended March 31, 2012.  The first quarter net income of $0.4 million included net interest income of $1.2 million, net losses of $0.4 million (which includes non-cash portfolio mark to market losses, realized gains on securities sold and losses on funding hedges), audit, legal and other professional fees of $0.1 million, management fees of $0.1 million, and other operating, general and administrative expenses of $0.2 million. During the first quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $57.8 million, resulting in realized gains of $0.1 million (based on security prices from December 31, 2012).  The remaining net loss on MBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.  As of December 31, 2012, approximately 60% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) were deployed in the PT MBS portfolio.  At March 31, 2013, the allocation to the PT MBS had decreased 8% to approximately 52%.

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The tables below detail the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2012	$109,604,559	$2,884,411	$2,890,604	$5,775,015	$115,379,574
Securities Purchased	289,849,877	18,808,886	-	18,808,886	308,658,763
Securities Sold	(57,755,882)	-	-	-	(57,755,882)
Gain (Loss) on Sale	99,925	-	-	-	99,925
Return on Investment	n/a	(988,944)	(506,300)	(1,495,244)	(1,495,244)
Pay-downs	(4,597,703)	n/a	n/a	n/a	(4,597,703)
Premium Lost Due to Pay-downs	(259,749)	n/a	n/a	n/a	(259,749)
Mark to Market Gains (Losses)	(162,638)	436,422	(43,195)	393,227	230,589
Market Value - March 31, 2013	$336,778,389	$21,140,775	$2,341,109	$23,481,884	$360,260,273

The tables below present the allocation of capital between the respective portfolios at March 31, 2013 and December 31, 2012, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2013.  The return on invested capital in the PT MBS and structured MBS portfolios was approximately 4.7% and 6.8%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately 5.5%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2013
Market Value	$336,778,389	$21,140,775	$2,341,109	$23,481,884	$360,260,273
Cash	4,701,216	-	-	-	4,701,216
Repurchase Agreement Obligations	(316,445,869)	-	-	-	(316,445,869)
Total	25,033,736	$21,140,775	$2,341,109	$23,481,884	$48,515,620
% of Total	51.6%	43.6%	4.8%	48.4%	100.0%
December 31, 2012
Market Value	$109,604,559	$2,884,411	$2,890,604	$5,775,015	$115,379,574
Cash	2,986,257	-	-	-	2,986,257
Repurchase Agreement Obligations	(103,941,174)	-	-	-	(103,941,174)
Total	8,649,642	$2,884,411	$2,890,604	$5,775,015	$14,424,657
% of Total	60.0%	20.0%	20.0%	40.0%	100.0%

Returns for the Quarter
Income / (loss) (net of repo cost)	$1,213,319	$65,159	$(67,402)	$(2,243)	$1,211,076
Realized and unrealized gains / (losses)	(322,463)	436,422	(43,194)	393,228	70,765
Hedge losses	(483,925)	n/a	n/a	n/a	(483,925)
	$406,931	$501,581	$(110,596)	$390,985	$797,916
Return on Invested Capital for the Quarter	4.7%	17.4%	(3.8)%	6.8%	5.5%

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Prepayments

For the quarter, Orchid received $6.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 20.0% for the first quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows: (in CPR)

		Structured
	PT MBS	MBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2012	9.2	33.0	20.0
December 31, 2011	1.1	42.3	28.6
September 30, 2011	4.2	38.7	25.0
June 30, 2011	0.2	41.4	38.7
March 31, 2011	11.0	31.2	23.8

Portfolio

As of March 31, 2013, Orchid’s MBS portfolio consisted of $360.3 million of agency or government MBS at fair value and had a weighted average coupon of 3.14%. The following tables summarize Orchid’s agency and government mortgage related securities as of March 31, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2013
Adjustable Rate MBS	$6,485	1.8%	4.20%	255	1-Sep-35	2.05	10.04%	2.00%
Fixed Rate MBS	217,808	60.5%	3.27%	282	1-Mar-43	NA	NA	NA
Hybrid Adjustable Rate MBS	112,485	31.2%	2.62%	356	1-Feb-43	106.54	7.62%	2.00%
Total Mortgage-backed Pass-through	336,778	93.5%	3.07%	306	1-Mar-43	100.85	7.75%	2.00%
Interest-Only Securities	21,141	5.9%	3.94%	245	25-Dec-42	NA	NA	NA
Inverse Interest-Only Securities	2,341	0.6%	6.15%	306	25-Nov-40	NA	6.35%	NA
Total Structured MBS	23,482	6.5%	4.16%	251	25-Dec-42	NA	NA	NA
Total Mortgage Assets	$360,260	100.0%	3.14%	303	1-Mar-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$6,531	5.7%	4.20%	258	1-Sep-35	3.46	10.04%	2.00%
Fixed Rate MBS	43,589	37.8%	3.24%	181	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	59,485	51.6%	2.69%	357	1-Nov-42	100.51	7.69%	2.00%
Total Mortgage-backed Pass-through	109,605	95.0%	3.00%	281	1-Nov-42	90.91	7.93%	2.00%
Interest-Only Securities	2,884	2.5%	3.52%	151	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,891	2.5%	6.13%	309	25-Nov-40	NA	6.34%	NA
Total Structured MBS	5,775	5.0%	4.83%	230	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$115,380	100.0%	3.09%	278	1-Nov-42	NA	NA	NA

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(in thousands)
	March 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$228,668	63.47%	$113,235	98.14%
Freddie Mac	106,817	29.65%	2,145	1.86%
Ginnie Mae	24,775	6.88%	-	0.00%
Total Portfolio	$360,260	100.00%	$115,380	100.0%

	March 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.22	$105.65
Weighted Average Structured Purchase Price	$12.05	$9.91
Weighted Average Pass Through Current Price	$105.25	$105.81
Weighted Average Structured Current Price	$12.18	$7.84
Effective Duration (1)	2.911	1.209

(1)
Effective duration of 2.911 indicates that an interest rate increase of 1.0% would be expected to cause a 2.911% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2013.  An effective duration of 1.209 indicates that an interest rate increase of 1.0% would be expected to cause a 1.209% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio.

Financing, Leverage and Liquidity

As of March 31, 2013, the Company had outstanding repurchase obligations of approximately $316.4 million with a net weighted average borrowing rate of 0.42%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $334.2 million.  The Company’s leverage ratio at March 31, 2013 was 6.3 to 1. At March 31, 2013, the company’s liquidity was approximately $29.6 million, consisting of unpledged MBS and cash and cash equivalents.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2013.

(in thousands)
				Weighted
	Total			Average
	Outstanding	% of	Amount	Maturity
Counterparty	Balances	Total	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$107,287	33.9%	$6,075	18
CRT Capital Group, LLC	45,277	14.3%	2,513	2
Suntrust Robinson Humphrey, Inc.	39,475	12.5%	2,361	19
The PrinceRidge Group, LLC	35,928	11.4%	2,095	23
Cantor Fitzgerald & Co.	30,048	9.5%	1,640	5
South Street Securities, LLC	21,587	6.8%	1,161	6
Pierpont Securities, LLC	16,322	5.2%	651	82
Mizuho Securities USA, Inc.	15,464	4.9%	785	4
KGS - Alpha Capital Markets, L.P.	5,057	1.5%	424	1
	$316,445	100.0%	$17,705	17

(1)	Equal to the fair value of securities sold plus accrued interest receivable, minus the sum of repurchase agreement liabilities and accrued interest payable.

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Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains and losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2013, such instruments were comprised entirely of Eurodollar futures contracts with an average contract notional amount of $250.0 million and a weighted average fixed LIBOR rate of 1.01%.

(in thousands)

		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2013	0.37%	$250,000	$54
2014	0.48%	250,000	14
2015	0.75%	250,000	(98)
2016	1.29%	250,000	(155)
2017	1.99%	250,000	(299)
	1.01%		(484)

(1)	Open equity represents the cumulative gains / (losses) recorded on open futures positions.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We paid our first dividend on March 27, 2013 to stockholders of record as of March 25, 2013 in an amount of $0.135 per share of our common stock. We also declared a dividend on April 10, 2013 to stockholders of record as of April 25, 2013 in an amount of $0.135 per share of our common stock payable on April 30, 2013. We intend to pay regular monthly dividends to our stockholders.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2013 was $14.98.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Common Stock. At March 31, 2013, the Company's stockholders' equity was $50.1 million with  3,341,665 Common shares outstanding.

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Management Commentary

Commenting on the first quarters, Robert E. Cauley, Chairman and Chief Executive Officer, said, “In February Orchid Island Capital completed its initial public offering and began trading on the NYSE MKT under the ticker “ORC”.  Management and Bimini Capital have put a great deal of effort and resources into getting Orchid to this point, but now that it is behind us have much yet to do.  We were able to deploy the capital by the end of February and announced our first monthly dividend March 12th.  Our capital is deployed with a slight bias towards the pass-through portfolio (51.6%/48.4%) and our funding hedges are exclusively Eurodollar futures, with an outstanding notional balance representing approximately 79% of our repo balance.  Our net interest margin for the quarter was approximately 200 basis points, but 108 basis points inclusive of our funding hedges.  As we entered the first quarter economic data was strong, especially with respect to job growth as gains in non-farm payrolls averaged just over 220 thousand for the four month period November 2012 through February 2013.  During this period interest rates rose and the market began to speculate on when the Federal Reserve would start to unwind their quantitative easing program, or QE3.  Prepayment speeds on Agency MBS declined, owing to rising rates and the seasonal impact which we typically see in Q1.  We also saw pay-ups on call protected securities decline. The market abruptly reversed course in March however as developments in Europe, especially Cypress, and a material decline in non-farm payroll growth to just 88 thousand led to a rally in rates close to the levels observed just after the announcement of QE3.  With this change in economic conditions, expectations of an end in QE3 have been pushed off a few quarters as well.  By late April mortgage rates available to borrowers have declined to within 20 basis points of the all-time low seen last December.  The cost of call protection has increased as well, although not to the extreme levels observed last fall. With the onset of spring and the typical peak in refinancing activity, we expect speeds to rebound as well.  In early April the FHFA also announced a two year extension to the end date of HARP II to December 31, 2015.  This should also impact speed expectations somewhat, although the market did expect this development for the most part.  For Orchid, we have positioned the portfolio to protect against rising speeds while avoiding the highest premium call protection, while simultaneously exposing the structured portfolio to high paying collateral, since it offers the best convexity when and if rates reverse again.  Most of these structured securities offer single digit yields at current speeds, but meaningful upside if rates rise and mortgage cash flows extend as refinancing activity declines.  We will continue to balance the exposure of the two portfolios in this fashion as long as these market conditions persist.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 3, 2013 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 64380557.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com , and an audio archive of the webcast will be available for approximately one year.  A replay of the call will be available through May 10, 2013 by dialing toll free (855) 859-2056, (404) 537-3406 or (800) 585-8367 and entering conference number 64380557.

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters ended March 31, 2013 and March 31, 2012.  Amounts presented are subject to change.

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About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

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ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2013	December 31, 2012
ASSETS:
Total mortgage-backed securities	360,260,273	115,379,574
Cash, cash equivalents and restricted cash	4,701,216	2,986,257
Accrued interest receivable	1,440,407	440,877
Due from affiliates	75,395	45,126
Prepaid expenses and other assets	245,427	9,122
Total Assets	$366,722,718	$118,860,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$316,445,869	$103,941,174
Accrued interest payable	64,049	54,084
Accounts payable, accrued expenses and other	138,591	140,723
Total Liabilities	316,648,509	104,135,981
Total Stockholders' Equity	50,074,209	14,724,975
Total Liabilities and Stockholders' Equity	$366,722,718	$118,860,956
Common shares outstanding	3,341,665	154,110
Book value per share	$14.98	$95.55

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2013	2012
Interest income	$1,413,258	$758,757
Interest expense	(201,420)	(50,667)
Net interest income	1,211,838	708,090
(Losses) gains	(413,160)	75,326
Net portfolio income	798,678	783,416
Expenses	398,320	166,172
Net income	$400,358	$617,244
Basic and diluted net income per share	$0.20	$0.63
Dividends Declared Per Common Share:	$0.135	$-

	Three Months Ended
Key Balance Sheet Metrics	March 31, 2013	March 31, 2012
Average MBS	$237,819,924	$70,585,381
Average repurchase agreements	210,193,522	59,156,728
Average stockholders' equity	32,399,592	14,088,254
Leverage ratio	6.3:1	5.2:1

Key Performance Metrics
Average yield on MBS	2.38%	4.30%
Average cost of funds	0.38%	0.34%
Average economic cost of funds	1.30%	0.50%
Average interest rate spread	2.00%	3.96%
Average economic interest rate spread	1.08%	3.80%